EXHIBIT 10.7

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT dated as of [                    ], 2006, among SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), and the undersigned parties listed under Investors on the signature page or pages hereto (collectively, the “Investors”).

W I T N E S S E T H:

WHEREAS, the Investors have purchased and intend to purchase unregistered securities of the Company in reliance on representations by the Company that it would grant to them certain rights to require the Company to register the resale of unregistered securities now or hereafter held by them; and

WHEREAS, the Parties desire to set forth herein such rights and related rights and obligations.

NOW, THEREFORE, in consideration of the premises, representations and warranties, and the mutual covenants and agreements, contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Definitions.

1.1	As used herein, the following terms shall have the following meanings:

“Affiliate” with respect to any Person, shall mean any other Person which controls, is controlled by or is under common control with, directly or indirectly, such Person, and, if such Person is a natural person, includes any member of such Person’s immediate family, or, if such Person is an entity, includes any trustee, member, general partner, manager, director or executive officer of, or any Person performing similar functions for, such Person.

“Agreement” shall mean this Registration Rights Agreement, as amended or supplemented from time to time.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall have the meaning set forth in the title to this Agreement.

“Current Market Value” shall have the meaning set forth in Section 3.6.2.

“Demand” shall have the meaning set forth in Section 2.1.1.

“Demand Registration” shall have the meaning set forth in Section 2.1.1.

“Demanding Holder” shall have the meaning set forth in Section 2.1.1.

“Equity Interests” shall mean common equity interests of any class or kind (however designated) of the Company, including (a) the Common Stock, (b) any rights, options or warrants to purchase such common equity interests (including the Private Placement Warrants), and (c) securities convertible into or exchangeable or exercisable for such common equity interests. Equity Interests shall include any securities issued or delivered in exchange for, in respect of, in substitution or replacement of, or otherwise in respect of any of such common equity interests, rights, warrants or options in connection with any dividend, distribution, liquidation, dissolution, reclassification, reorganization, recapitalization, merger, consolidation, tender offer, exchange offer, asset sale, share exchange or other similar transaction.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder.

“Existing Stockholders” shall mean the stockholders of the Company as of the date immediately preceding the consummation of the IPO.

“Form S-3” shall have the meaning set forth in Section 2.3.

“Governmental Authority” shall mean any government (including any United States federal, foreign, state, provincial, city, municipal, cantonal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive or legislative department, commission, body, agency, authority or instrumentality of any thereof.

“Indemnified Party” shall have the meaning set forth in Section 5.3.

“Indemnifying Party” shall have the meaning set forth in Section 5.3.

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“Initial Business Combination” shall have the meaning set forth in the Charter.

“Investors” shall have the meaning set forth in the title to this Agreement.

“Investor Indemnified Party” shall have the meaning set forth in Section 5.1.

“IPO” shall mean the initial firm commitment underwritten public offering of securities registered under the Securities Act.

“Judicial Authority” shall mean any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

“Law” shall mean any treaty, code, statute, law (including common law), rule, regulation, or ordinance of any kind of any Governmental Authority.

“Maximum Number of Shares” shall have the meaning set forth in Section 2.1.4.

“Net Exercise Right” shall have the meaning set forth in Section 3.6.1.

“Notice and Questionnaire” shall have the meaning set forth in Section 3.2.2.

“Order” shall mean any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Authority or Judicial Authority.

“Piggy-Back Demand” shall have the meaning set forth in Section 2.2.1.

“Piggy-Back Holder” shall have the meaning set forth in Section 2.2.1.

“Piggy-Back Registration” shall have the meaning set forth in Section 2.2.1.

“Parties” shall mean the Company (and successors required under Section 6.3) and the Investors (and other holders of Registrable Securities to the extent permitted under Section 6.3); provided, that, if an Investor (or other holder) no longer holds Registrable Securities, it shall cease to be a Party as to transactions hereunder occurring thereafter.

“Person” shall mean an individual, a partnership, a sole proprietorship, a company, a firm, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a union, a group acting in concert, a Judicial Authority, a Governmental Authority or any other entity or association of any

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kind, including the estate, heirs, executors, administrators or other successors and assigns thereof permitted by this Agreement.

“Private Placement” shall mean the issuance and sale, in a private placement complying with the requirements of the Securities Act, of warrants to purchase shares of Common Stock to Existing Stockholders, to be consummated after the date of this Certificate of Incorporation and prior to the closing of the IPO.

“Private Placement Warrants” shall mean the warrants purchased by the Investors in the Private Placement.

“Pro Rata” shall have the meaning set forth in Section 2.1.4.

“Prospectus” shall mean the prospectus meeting the requirements of Section 10(a) of the Securities Act contained within any Registration Statement.

“Qualifying Investor” shall mean, with respect to any Investor, (a) any partner, member or stockholder thereof, (b) any Person controlling, controlled by or under common control with such Investor or any partner thereof, or (c) any direct transferee from such Investor to whom such Investor transfers an amount of Registrable Securities (determined on a fully exercised basis) equal to 10% or more of the Registrable Securities held by the Investors upon consummation of the IPO.

“Registrable Securities” mean all of the Equity Interests now owned or hereafter acquired and held by any of the Investors or an estate, heir, executor, administrator or other successor thereto or permitted transferee or assignee thereof; provided, however, that Equity Interests shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such Equity Interests shall have become effective under the Securities Act and such Equity Interests shall have been sold or otherwise transferred in accordance with such Registration Statement; (b) such Equity Interests shall have ceased to be outstanding, or (c) such Equity Interests shall have become eligible for public distribution without further registration under the Securities Act and any certificates evidencing such Equity Interests shall not bear restrictive legends with respect to registration or qualification under any securities law.

“Registration Statement” shall mean a registration statement filed by the Company with the Commission in compliance with the Securities Act for a public distribution of Equity Interests (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another Person).

“Release Date” shall mean the date of consummation of the Initial Business Combination.

“S-3 Demand” shall have the meaning set forth in Section 2.3.

“S-3 Demand Holder” shall have the meaning set forth in Section 2.3.

“S-3 Registration” shall have the meaning set forth in Section 2.3.

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“Securities Act” shall mean the Securities Act of 1933, and the rules and regulations of the Commission promulgated thereunder.

“Warrant Agreement” shall have the meaning set forth in Section 3.6.1.

“Warrant Exercise Price” shall have the meaning set forth in Section 3.6.1.

1.2	Interpretation. Unless otherwise expressly specified in this Agreement:

(a)      references to a “majority” or “majority-in-interest” shall mean holders of more than fifty percent (50%) of the Common Stock (or other common equity securities of the Company) held by holders of Registrable Securities (assuming all rights, warrants and options and all convertible or exchangeable securities held by them were fully exchanged, converted or exercised);

(b)      the word “underwriter” refers to a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities;

(c)      the word “register”, and correlative words, refer to the process of registering securities under the Securities Act effected by preparing and filing with the Commission a registration statement or similar document in compliance with the Securities Act, and “registration”, and correlative words, refer to the effectiveness or existence of such registration;

(d)      the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;

(e)      the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;

(f)      the word “written” and the phrase “in writing,” and correlative words and phrases, include electronic and facsimile transmissions;

(g)      the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;

(h)      the masculine, feminine or neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;

(i)	the word “or” is not exclusive;

(j)      the word “will” has the same meaning and effect as the word “shall”;

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(k)      references to any Law or Order mean such Law or Order as amended, modified or supplemented and, in the case of any Law, also means any successor Law;

(l)      references to a “board of directors” of a Person mean the board of directors or correlative governing body or authority of such Person and include any committee thereof, references to an “officer” or “director” of a Person mean an officer, director, executive, manager or trustee of such Person or an individual performing correlative functions for such Person, references to the words “stockholder” and “shareholder” are synonymous, and references to the “stockholders” or “shareholders” of a Person mean the stockholders, shareholders or other owners of equity interests (including partners and members) of such Person;

(m)     references to an Article or Section mean an Article or Section of this Agreement; and

(n)      capitalized terms that are correlative to terms defined in Section 1.1 shall have correlative meanings.

2.	Registration Rights.

2.1	Demand Registration.

2.1.1   Request for Registration. At any time and from time to time on or after the Release Date, any holder of Registrable Securities may make a written demand for registration (a “Demand”) under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”). Each Demand shall specify the number of Registrable Securities proposed to be sold and the intended methods of distribution thereof. The Company will promptly give written notice to all holders of Registrable Securities of such Demand. Each other holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in such Demand Registration (each such other holder who wishes to include Registrable Securities in such Demand Registration, together with the holder who makes such Demand, a “Demanding Holder”) must give written notice to that effect to the Company within fifteen (15) days after the receipt by such holder of such notice from the Company. Such notice from such other holder must specify the number of Registrable Securities proposed to be sold by such other holder and the intended methods of distribution thereof. The Demanding Holders shall be entitled to have the Registrable Securities (covered by such Demand and their notices) included in such Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect, under this Section 2.1.1 in respect of Registrable Securities, (a) any Demand Registration unless (i) the Demanding Holders propose to sell an aggregate of at least (x) $5,000,000 of Registrable Securities (based on the closing price of common equity securities of the Company in the principal trading market therefor on a date specified in such Demand within thirty (30) days prior to the date of such Demand) or (y) 1% of the then outstanding securities of the Company and (ii) at least 20% of the Registrable Securities are covered by such Demand and notices or (b) more than (x) one Demand Registration during any consecutive nine (9) month period or (y) an aggregate of two (2) Demand Registrations. The Company may include in any Demand Registration additional Equity Interests for sale for its own account or for the account of any other Person who has been granted piggyback registration rights. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, then the

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Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. No holder of Registrable Securities may make a Demand pursuant to this Section 2.1 at any time after the seventh (7th) anniversary of the Release Date.

2.1.2   Effective Registration. A registration shall not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto. If, after a Registration Statement has been declared effective, any stop order or injunction of the Commission or any other Governmental Authority interferes with the offering of Registrable Securities pursuant thereto, such Registration Statement will be deemed not to have been declared effective unless (a) such stop order or injunction shall have been removed, rescinded or otherwise terminated and (b) a majority-in-interest of the Demanding Holders thereafter shall have elected to proceed with the offering described in such Registration Statement. The Company shall not be obligated to file a second Registration Statement in respect of a Demand Registration until each prior Registration Statement that has been filed in respect of a Demand Registration shall have been counted as a Demand Registration or the offering described therein shall have been terminated. The holders of a majority-in-interest of the Registrable Securities covered by a Registration Statement with respect to a Demand Registration shall have the right, at any time, to terminate any offering described therein and to give written notice to that effect to the Company.

2.1.3   Underwritten Offering. If a majority-in-interest of the Demanding Holders shall have so stated in their Demand and notices, the offering of Registrable Securities pursuant to such Demand Registration shall be an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such Demand Registration shall be conditioned upon such holder’s participation in such underwriting and entry into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting (a) by the Company (provided that the underwriter or underwriters so selected shall be a nationally recognized investment banking firm or firms) or (b) if the Company does not so select within thirty (30) days after the Demand in respect thereof shall have been made, then by a majority-in-interest of such Demanding Holders. In such event, such majority-in-interest of Demanding Holders shall give notice to the Company and all other holders as to such selection. Selection of such underwriter or underwriters shall be binding on the Company and all holders of Registrable Securities unless otherwise agreed by the Company and a majority-in-interest of the Demanding Holders.

2.1.4   Reduction of Offering. If the managing underwriter or underwriters for a Demand Registration that is to be an underwritten offering gives written advice to the Company and the Demanding Holders that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other securities which the Company desires to sell and which other securityholders of the Company desire to sell pursuant to written contractual piggy-back registration rights held by them, exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or number of Equity Interests, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested; (ii) second, all

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securities that the Company desires to sell, all pro rata in accordance with the number of shares that each such Person has requested be included in such registration (such proportion is referred to herein as “Pro Rata”,) regardless of the number of shares held by each such Person) that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii) and (iii), the securities that other securityholders desire to sell, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.1.5   Withdrawal. Any Demanding Holder may elect to withdraw from any Demand Registration by giving written notice to the Company prior to the pricing of the offering described in the Registration Statement relating to such Demand Registration (if such offering is underwritten) or effectiveness of such Registration Statement (if such offering is not underwritten). If any such withdrawal or withdrawals reduce the size of the proposed offering relating to a Demand Registration so that the underwriter or underwriters believe that it would not be prudent to proceed with such offering, then such Registration Statement will be withdrawn, such registration shall not count as a Demand Registration and no further demand for a Demand Registration may be made for six (6) months following the withdrawal of such Registration Statement.

2.2	Piggy-Back Registration.

2.2.1   Piggy-Back Rights. If at any time on or after the Release Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Interests, whether for the account of the Company or other Persons, other than a Registration Statement filed in connection with (i) an employee equity incentive or other plan (including a plan that includes awards to directors, consultants, vendors and suppliers), (ii) an offering of securities solely to the Company’s existing security holders, (iii) a transaction contemplated by Rule 145(a) under the Securities Act, (iv) an offering of debt securities that are convertible into equity securities of the Company or (v) a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable, but in no event less than ten (10) days before the anticipated filing date. Such notice shall describe the amount and type of securities to be included in such offering, the intended methods of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering. The Company shall offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing (a “Piggy-Back Registration”). Each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in such Piggy-Back Registration (a “Piggy-Back Holder”) must give written notice to that effect to the Company (a “Piggy-Back Notice”) within ten (10) days after receipt by the holder of such notice from the Company. Such Piggy-Back Notice must specify the number of Registrable Securities proposed to be sold by such Piggy-Back Holder. The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit such Registrable Securities to be included in such registration on the same

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terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended methods of distribution thereof. If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, then the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. No holder of Registrable Securities may give a Piggy-Back Notice pursuant to this Section 2.2 at any time after the seventh (7th) anniversary of the Release Date. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration. The Company shall not be obligated to effect any such registration pursuant to this Section 2.2 if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.

2.2.2   Reduction of Offering. If the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering gives written advice to the Company and the holders of Registrable Securities that the dollar amount or number of securities which the Company desires to sell (taken together with (a) securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities, (b) the Registrable Securities as to which registration has been requested under this Section 2.2 and (c) the securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other securityholders of the Company) exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) if the registration is undertaken for the Company’s account: (A) first, the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities as to which registration has been requested under this Section 2.2, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), all other securities as to which registration has been requested pursuant to written contractual piggy-back registration rights of Persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (ii) if the registration is undertaken at the demand of Persons other than holders of Registrable

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Securities pursuant to written contractual demand registration rights of Persons: (A) first, the shares of Common Stock for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities as to which registration has been requested under this Section 2.2, Pro Rata; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which Persons other than those making a written contractual demand and other than holders of Registrable Securities desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.2.3   Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the pricing (if the Piggy-Back Registration is underwritten) or effectiveness (if the Piggy-Back Registration is not underwritten) of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the pricing (if the Piggy-Back Registration is underwritten) or effectiveness (if the Piggy-Back Registration is not underwritten) of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4   Termination by Company. If at any time after giving written notice of its intention to register Equity Interests and prior to the effective date of the registration statement filed in connection with such registration, the Company determines for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to effect any Piggy-Back Registration in respect thereof.

2.3     Registrations on Form S-3. At any time and from time to time on or after the Release Date, any holder of Registrable Securities may give a written request to the Company to register the resale of any or all of such Registrable Securities on Form S-3 (an “S-3 Demand”) or any similar short-form registration which may be available at such time (“Form S-3”). Upon receipt of an S-3 Demand, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities. Each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in such registration (an “S-3 Demand Holder”) must give written notice to that effect to the Company (an “S-3 Demand Notice”) within ten (10) days after receipt by the holder of such notice from the Company. Such S-3 Demand Notice must specify the number of Registrable Securities proposed to be sold by such S-3 Demand Holder. As soon as practicable thereafter, the Company shall effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in the S-3 Demand and all S-3 Demand Notices; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering, (ii) in connection with an underwritten offering of such Registrable Securities or (iii) if the Company has, within the preceding one year

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period, effected two (2) registrations on Form S-3 pursuant to this Section 2.3. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3.	Registration Procedures.

3.1	Filings; Information.

3.1.1   Demand Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a Demand for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form (a) for which the Company then qualifies or which counsel for the Company shall deem appropriate and (b) which shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended methods of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.5; provided, however, that the Company shall have the right to defer such filing for up to ninety (90) days if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such filing would have a material adverse effect on any previously undisclosed proposal or plan by the Company to engage in any material financing, acquisition, merger, consolidation, tender offer or other transaction or third party claim (but the Company shall not have the right to exercise the right set forth in this proviso more than once in any 365-day period in respect of all Demand Registrations hereunder).

3.1.2   Piggy-Back Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a Piggy-Back Notice pursuant to Section 2.2.1, prepare and file with the Commission a Registration Statement on any form (a) for which the Company then qualifies or which counsel for the Company shall deem appropriate and (b) which shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended methods of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.5; provided, however, that the Company shall have the right to defer such filing for up to ninety (90) days if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such filing would have a material adverse effect on any previously undisclosed proposal or plan by the Company to engage in any material financing, acquisition, merger, consolidation, tender offer or other transaction or third party claim (but the Company shall not have the right to exercise the right set forth in this proviso more than once in any 365-day period in respect of all Piggy-Back Registrations hereunder).

3.1.3   S-3 Registration Statement. Except as otherwise provided in Section 2.3, the Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of an S-3 Demand pursuant to Section 2.3, prepare and file with the Commission a Registration Statement on Form S-3 which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended methods of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.5; provided, however, that the

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Company shall have the right to defer such filing for up to ninety (90) days if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such filing would have a material adverse effect on any previously undisclosed proposal or plan by the Company to engage in any material financing, acquisition, merger, consolidation, tender offer or other transaction or third party claim (but the Company shall not have the right to exercise the right set forth in this proviso more than once in any 365-day period in respect of all S-3 Registrations hereunder).

3.1.4   Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as such holders or their legal counsel may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.5   Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been distributed in accordance with the intended methods of distribution set forth therein (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such distribution is suspended by any stop order or injunction of the Commission or any other Governmental Authority) or the offering thereof by the holder thereof shall have been withdrawn.

3.1.6   Notification. The Company shall promptly (and in any event within two (2) Business Days) notify the holders of Registrable Securities included in a Registration Statement of the filing of such Registration Statement as well as: (a) when such Registration Statement becomes effective; (b) when any post-effective amendment to such Registration Statement becomes effective; (c) the issuance by the Commission of any stop order; and (d) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment thereto so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment. The Company shall further confirm any such advice in writing in all events within two (2) Business Days of the occurrence thereof. The Company shall take all actions required to remove any such stop order referenced above; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall

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furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.7   State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by each Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended method of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other Governmental Authority as may be necessary by virtue of the business and operations of the Company, and do any and all other acts and things that may be reasonably necessary or advisable, to enable the holders of Registrable Securities included in such Registration Statement to consummate the distribution of such Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to register or qualify the Registrable Securities in any jurisdiction in which such registration or qualification would (i) cause the Company to be obligated to qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (ii) subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (iii) cause the holders of such Registrable Securities to be obligated to escrow their Equity Interests (except to the extent such shares are already subject to an escrow in such jurisdiction).

3.1.8   Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are customary or required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any such agreement which are made to or for the benefit of any other Person shall also be made to and for the benefit of the holders of Registrable Securities. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in any such agreement except as reasonably requested by the Company, as applicable, with respect to such holder’s organization, good standing, authority and title to Registrable Securities, the lack of conflict with and absence of default under such holder’s material agreements and organizational documents, the execution by such holder and enforceability against such holder of such agreement, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement. Holders of Registrable Securities shall agree to customary covenants and indemnification and contribution obligations for selling securityholders and shall cooperate fully in the preparation of the Registration Statement and other documents relating to any offering in which they include securities pursuant to Section 2.

3.1.9   Cooperation. The Company shall cause its principal executive officer, principal financial officer, and all other officers and management to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and

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related documents, and participation in meetings and “road shows” with underwriters, attorneys, accountants and potential investors.

3.1.10  Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any managing underwriter, during regular business hours and upon reasonable advance notice, all books, records, documents, information and properties of the Company as shall be reasonably necessary to enable them to perform any due diligence responsibility obligation or satisfy any due diligence defense or standard. The Company shall not be required to disclose any confidential information or other records to any underwriter unless and until such Persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto.

3.1.11  Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (a) any opinion of counsel to the Company delivered to any underwriter and (b) any comfort letter from the independent registered public accounting firm retained by the Company delivered to any underwriter. If no legal opinion is delivered to any underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company as to matters customarily covered by opinions of counsel to the issuer in underwritten offerings.

3.1.12  Earnings Statement. The Company shall make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.13  Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed (subject to official notice of issuance) on such securities exchange (or, if applicable, quoted on the OTC Bulletin Board or any successor trading market) or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed, quoted and/or designated.

3.2	Obligation to Suspend Distribution .

3.2.1   Each holder of Registrable Securities agrees by acquisition of Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the existence of any fact or occurrence of any event of the kind described in Section 3.1.6(c) or (d) hereof, such holder of Registrable Securities will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until:

(i)      such holder of Registrable Securities has received copies of the supplemented or amended Prospectus contemplated by Section 3.16(d) hereof; or

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(ii)      such holder of Registrable Securities is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder of Registrable Securities’ possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

3.2.2   Each holder of Registrable Securities agrees by acquisition of Registrable Securities, that no holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement; or to receive a Prospectus relating thereto, unless such holder of Registrable Securities has furnished the Company with a notice and questionnaire in a form prescribed by the Company (a “Notice and Questionnaire”) (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each holder of Registrable Securities agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder of Registrable Securities not misleading and any other information regarding such holder of Registrable Securities and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. Any sale of any Registrable Securities by any holder of Registrable Securities shall constitute a representation and warranty by such holder of Registrable Securities that the information relating to such holder of Registrable Securities and its plan of distribution is as set forth in the Prospectus delivered by such holder of Registrable Securities in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such holder of Registrable Securities or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such holder of Registrable Securities or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made not misleading.

3.3     Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 pursuant to Section 2.3, and all costs and expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the related Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection therewith); (iii) printing expenses; (iv) the Company’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities; (vi) the fees of the National Association of Securities Dealers, Inc.; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent registered public accounting firms retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters); (viii) the fees and expenses of any special experts retained in connection with such registration; (ix) the reasonable fees and expenses of one (1) legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration; and (x) any expense allowance or

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reimbursement to the underwriters. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities, which underwriting discounts or selling commissions shall be borne by the holders.

3.4     Information. The holders of Registrable Securities shall provide such information (including information regarding itself, the Registrable Securities held thereby, as applicable, and the intended method of disposition thereof) as may reasonably be required or requested by the Company, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities Laws.

3.5     Rule 144. The Company shall use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and take such further action as the holders of Registrable Securities may reasonably request, to enable such holders to sell Registrable Securities under Rule 144.

3.6	Private Placement Warrants; Tacking; Cashless Exercise.

3.6.1   Notwithstanding anything contained in the Warrant Agreement dated as of [____], 2006 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, or any other agreement to the contrary, in lieu of the payment by a holder of Registrable Securities of the exercise price of any Private Placement Warrant (the “Warrant Exercise Price”), each holder of a Private Placement Warrant shall have the right, but not the obligation, to exercise any exercisable but unexercised portion of such Private Placement Warrant, on a cashless or net exercise basis, as provided in Section 3.6.2 (the “Net Exercise Right”).

3.6.2   To exercise the Net Exercise Right in respect of any Private Placement Warrant, in whole or in part, a holder of Registrable Securities must give written notice to that effect to the Warrant Agent (as defined in the Warrant Agreement) at the time of exercise of such Private Placement Warrant or part thereof. Such notice may be given by so stating on the election to exercise form for such Private Placement Warrant or in a separate letter or other document. Upon such exercise of the Net Exercise Right, the Company shall deliver to such holder of Registrable Securities, in respect of such Private Placement Warrant or part thereof, as the case may be, and without payment of any of the Warrant Exercise Price in respect thereof, that number of shares of Common Stock (for purposes of this Section 3.6, as defined in the Warrant Agreement) equal to (i) the number of shares of Common Stock that would have been issuable upon exercise of such Private Placement Warrant or part thereof if such Warrant Exercise Price had been paid, less (ii) that number of shares of Common Stock with a Current Market Value on the date of such exercise equal to such Warrant Exercise Price. The “Current Market Value” of a share of Common Stock on any date shall mean the closing sale price of a share of Common Stock on such date as reported by the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if there is no such closing sale price on such date, the average of the bid and asked prices as reported by such exchange or market or, if there is no such sale, bid and asked prices, respectively, or the Common Stock is not then listed or admitted to trading on any exchange or market, the fair

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market value thereof as determined reasonably and in good faith by the Board of Directors of the Company.

4.       Representations and Warranties. The Company represents, warrants and covenants that:

4.1     Valid Existence. It is a corporation that is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation; it has the corporate power and authority necessary to (a) execute, deliver and perform its obligations under this Agreement, (b) consummate the transactions contemplated hereby and (c) conduct its business; it is duly qualified or licensed and in good standing as a foreign corporation authorized to do business under the Laws of each jurisdiction in which the ownership, leasing or use of assets by it or the conduct of business by it requires such licensing or qualification; and it is not in violation of any provision of its organizational documents.

4.2     Due Authorization. The execution and delivery of this Agreement by it, the performance by it of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its part; this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its respective terms, except insofar as enforceability may be limited by bankruptcy, insolvency, moratorium or other Laws that may affect creditors’ rights and remedies generally and by principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law); and this Agreement has been duly executed by it.

4.3     Performance. It has, and during the term of this Agreement will maintain, the right under all such Laws to perform its obligations under this Agreement and consummate the transactions contemplated hereby.

5.	Indemnification and Contribution.

5.1     Indemnification by the Company. The Company agrees to indemnify and hold harmless each selling Investor and each other holder of Registrable Securities, and each of their respective officers, employees, Affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided,

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however, that (i) the indemnity agreement contained in this Section 5.1 will not apply to amounts paid in settlement of any such expense, loss, judgment, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) and (ii) the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any underwriter of the Registrable Securities, their officers, employees, Affiliates, directors, partners, members and agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification provided above in this Section 5.1.

5.2     Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other Person, if any, who controls such selling holder or such underwriter or the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

5.3     Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the

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Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of each party by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened action, proceeding or claim in respect of which the Indemnified Party is or could have been a Party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such action, proceeding or claim.

5.4	Contribution.

5.4.1   If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.4.2   The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding Section 5.4.1 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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6.	Miscellaneous.

6.1     Notices. All notices and demands required or permitted to be given pursuant to this Agreement shall be transmitted by personal delivery, by a nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

When the Company is the intended recipient:

Symmetry Holdings Inc.

432 Scarborough Road

Briarcliff Manor, NY 10510

Attention: Chief Executive Officer

Facsimile:  (212) 808-7897

With a copy to:

Kelley Drye & Warren LLP

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901

Attention:  Randi-Jean G. Hedin

Facsimile:  (203) 327-2669

When an Investor is the intended recipient, to its address set forth on the signature page or pages hereto.

A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Section 6.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (a) delivered to the addressee as indicated by the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), the return receipt (if transmitted by mail) or the answer back or call back (if transmitted by facsimile) or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

6.2     Governing Law; Forum; Jury Trial. THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Each Party agrees that any action, claim or proceeding arising out of this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of New York. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of New York in respect of any such action, claim or proceeding. Each Party consents to service of process upon it with respect to any such action, claim or proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such action, claim or proceeding in any court in the State of New York and any claim that it may

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now or hereafter have that any such action, claim or proceeding in any court in the State of New York has been brought in an inconvenient forum. EACH PARTY WAIVES TRIAL BY JURY IN ANY SUCH ACTION, CLAIM OR PROCEEDING.

6.3	Binding Effect; Transfers; Assignment; Third Party Beneficiaries.

6.3.1   Binding Effect. This Agreement shall be binding upon the Parties and their respective estates, heirs, executors, administrators and other successors and permitted assigns and shall inure to the benefit of the Parties and their respective estates, heirs, executors, administrators and other successors and permitted assigns.

6.3.2   Investor Assignment. Except to the extent otherwise provided in this Section 6.3, the rights of any Investor under this Agreement may only be assigned to the transferee of Registrable Securities or to any Person if (a) such Person is a Qualifying Investor or a Person to whom, in the opinion of counsel to the Investor seeking to make such assignment, a transfer of the Registrable Securities would not constitute a violation of any federal or state securities law, and (b) such Person agrees to become a Party to, and bound by, all of the terms and conditions of, this Agreement. Upon transfer of Registrable Securities and rights in accordance with this Section 6.3.2, such Qualified Investor shall be deemed an “Investor” hereunder.

6.3.3   Assignment. Except as provided in this Section 6.3, no Investor shall assign any of its rights or delegate any of its duties under this Agreement (by operation of Law or otherwise) without the prior written consent of the Company. An Investor may assign any of its rights or duties as specified in Section 6.3.2, without the consent of the Company, in connection with the transfer of Registrable Securities. Upon such assignment, such Investor making such assignment shall be relieved of all liabilities in respect of any subsequent transfer of such Registrable Securities. Prior to or concurrent with any assignment or delegation by operation of Law or otherwise, the Company shall cause the successor to assume all rights and obligations of the Company hereunder. The Company may assign its rights or delegate any of its duties under this Agreement only with the prior written consent of a majority-in-interest of the Registrable Securities or by operation of Law, so long as the assignee agrees to become a Party to, and bound by, all of the terms and conditions of, this Agreement. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of another other Party or Parties, if such consent is required hereby, shall be void. No such assignment or delegation shall relieve the assignor or delegator of its obligations hereunder.

6.3.4   Third Party Beneficiaries. No Person shall be, or be deemed to be, a third party beneficiary of this Agreement, other than as expressly set forth in Article 5 and this Section 6.3.

6.4         Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, representations, warranties and understandings (whether oral or written) by, between or among the Parties with respect to the subject matter hereof.

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6.5     Amendments. This Agreement may not be amended, modified, terminated or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, except with the written consent of the Company and a majority-in-interest of the voting power of the Investors (and any such amendment, modification or termination made with the written consent of a majority-in-interest of the Investors shall be binding on all of the Investors); provided, that this Agreement may be amended or supplemented without notice to or consent of any Investor to (a) cure any ambiguity or omission or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions contained herein, (b) make any change that is not adverse to the non-consenting Party or (c) add further covenants of, restrictions on or conditions to action by the Company for the benefit of the Investors. Notwithstanding the foregoing, with respect to any matter that directly or indirectly adversely affects the rights of any Investor, the Company shall obtain the written consent of each Investor against which such amendment, qualification, supplement, waiver or consent is to be effective.

6.6     Waivers. No waiver of any provision of this Agreement shall be binding upon a Party, unless such waiver is expressly set forth in a written instrument that is executed and delivered by such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

6.7     Remedies Limited. No Party shall, for any reason or under any legal theory, be liable for any special, indirect, incidental or consequential damages arising out of any breach of or default under this Agreement, even if informed of the possibility of such damages in advance. No decline in value or liquidity of Registrable Securities shall constitute special, indirect, incidental or consequential damages.

6.8	Headings; Counterparts; Interpretation.

6.8.1   Headings. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

6.8.2   Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties. Delivery of a counterpart by facsimile shall be as effective as delivery of an original.

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6.8.3   Interpretation. Each of the parties has participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman.

6.9     Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (a) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (b) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation nor severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

6.10    Remedies Cumulative. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Investors for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely, and that, in the event of any such failure, any Investor may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

SYMMETRY HOLDINGS INC.

By:______________________________

Name:

Title:

INVESTORS:

______________________________

Corrado De Gasperis

432 Scarborough Road

Briarcliff Manor, NY 10510

______________________________

Gilbert E. Playford

5200 St. Andrews Island

Grand Harbor

Vero Beach, FL 32967-7296

______________________________

Domenico Lepore

Via Ottaviano Vimercati, 8

20126 Milano

Italy

______________________________

Scott C. Mason

1601 West Diehl Rd.

Naperville, IL 60563

______________________________

M. Ridgway Barker

418 Wahackme Road

New Canaan, CT 06840

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______________________________

Donald C. Bailey

1 Northcote Park Wrens Hill

Oxshott, Surrey

England

KT22 0HL, United Kingdom

______________________________

Playford SPAC Portfolio Ltd.

[Address]

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